UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    December 31, 2012
HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

450 Park Avenue, 27th Floor, New York, NY
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Events.

On December 31, 2012, Fidelity & Guaranty Life Insurance Company (“FGL”), an indirect subsidiary of Harbinger Group Inc. (the “Company”), entered into a coinsurance agreement (the “Reinsurance Agreement”) with Front Street Re (Cayman) Ltd. (“Front Street”), also an indirect subsidiary of the Company.  Pursuant to the Reinsurance Agreement, Front Street will reinsure approximately 10%, or approximately $1.5 billion of FGL’s policy liabilities.  In connection with the Reinsurance Agreement, Front Street, FGL and an indirect subsidiary of the Company, HGI Asset Management, LLC (“HGI Asset Management”), entered into an investment management agreement, pursuant to which HGI Asset Management will manage the assets securing Front Street’s reinsurance obligations under the Reinsurance Agreement, which assets are held by FGL in a segregated account.  The assets in the segregated account will be invested in accordance with FGL’s existing guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Thomas A. Williams
	Name:	Thomas A. Williams
	Title:	Executive Vice President and Chief Financial Officer

Dated:  January 7, 2013